Exhibit 10.13

OPERATION AND MAINTENANCE SERVICE AGREEMENT

Agreement No.: DZ20-YWFW-202507

Execution Date: June 1, 2025

Service Commencement Date: July 1, 2025

Effective Date: July 1, 2025

PARTIES

YOUR CHOICE DOUBLE DZ INC., a corporation duly incorporated under the laws of the State of Texas, with its registered address at 1705 Guadalupe St., Ste. 400, Austin, TX 78701, and its operational address at 16544 HWY 152, Wheeler, TX 79096 (the “Client”).

JWT TECHNOLOGY INC., a corporation duly incorporated under the laws of the State of Indiana, United States, with its registered address at 6354 East 100 North, Marion, IN 46953, USA (the “Service Provider”).

RECITALS

A. The Client owns and operates a digital asset mining facility with a designed electrical load capacity of twenty megawatts (20 MW) located at 16544 HWY 152, Wheeler, Texas 79096 (the “Mining Facility”).

B. The client desires to engage the service provider to provide non-exclusive operation and maintenance services for the mining facility compliant with the supervision and audit requirements of the relevant authorities/departments.

SECTION 1 – DEFINITIONS AND INTERPRETATION

1.1 “Uptime” (also referred to as “Hashrate Uptime”) means the percentage of time during a calendar month that the Mining Facility is operational and capable of performing normal mining operations, measured by effective hashrate availability as verified through mining pool/API and on-site telemetry, excluding only: (a) Scheduled Maintenance approved in advance in writing by the Client; and (b) qualifying Force Majeure Events as defined and limited in Section 11.

1.2 “KPI” and “SLA” mean the key performance indicators and service-level requirements set forth in this Agreement and Exhibit A.

1.3 “Material Breach” includes (without limitation) repeated or systemic KPI/SLA failure, data falsification, unauthorized configuration changes, hashrate diversion, or equipment loss attributable to the Service Provider.

1.4 In case of conflict, the main body of this Agreement controls over any exhibit unless expressly stated otherwise.

SECTION 2 – SCOPE OF SERVICES & MINIMUM CYBERSECURITY BASELINE CONTROLS

2.1 Minimum Cybersecurity Baseline Controls

Hosting Provider shall implement and maintain, at a minimum, the following controls:

2.1.1 Access Control & Identity

●	Multi-Factor Authentication (MFA) for all privileged, administrative, and remote access.

●	Role-based access control (RBAC) and least-privilege principles.

●	Segregation of duties between operations, security, and audit functions.

●	Immediate revocation of access upon personnel termination or role change.

2.1.2 Network & System Security

●	Whitelisting and restriction of remote access endpoints.

●	Timely application of security patches and updates consistent with commercially reasonable standards.

●	Prohibition on unauthorized system configuration changes.

2.1.3 Logging, Monitoring, and Integrity

●	Continuous logging of access, configuration changes, incidents, and administrative actions.

●	Logs shall be tamper-resistant and retained for not less than twenty-four (24) months.

●	Time synchronization across systems to ensure audit-grade timestamp accuracy.

2.1.4 Data Protection

●	Protection of operational data, credentials, and configurations against unauthorized access, alteration, or deletion.

●	No deletion, alteration, or overwriting of logs except in accordance with documented retention policies approved by Customer.

2.2 General Obligation

The Service Provider shall provide full-scope operation and maintenance (O&M) services in accordance with this Agreement, industry-standard practices for comparable facilities, and the Client’s written policies and security requirements.

2.3 Services Included

Services include, without limitation:

● Miner racking and de-racking;

● Inspection, diagnostics, repair, and preventive maintenance;

● Power and cooling system maintenance;

● Network operations;

● Security monitoring and access control;

● Environmental controls;

● Cleaning and inspections;

● Inventory reconciliation;

● Incident response; and

● Other reasonably necessary ancillary services.

2.4 Non-Exclusivity

This Agreement is non-exclusive.

The Client may engage parallel or replacement providers, or perform any function in-house, without penalty.

2.5 Representations and Warranties

Each Party represents that it is duly organized, authorized, and in compliance with applicable laws.

The Service Provider further represents that it has no undisclosed material risks that would impair its performance.

The Service Provider shall indemnify the Client against all third-party claims arising from the Service Provider’s breach, negligence, or violation of law.

SECTION 3 – RESULT-ORIENTED PERFORMANCE; KPI/SLA

3.1 Result-Oriented Obligation. The Service Provider’s obligations are result-oriented. Failure to achieve KPI/SLA targets constitutes breach regardless of effort.

3.2 Exhibit A Controls Execution. KPI, SLA, Service Credits, penalties, and incentives are set forth in Exhibit A and are measurable, auditable, and enforceable.

3.3 Automatic Remedies. Service credits/fee deductions apply automatically and are not the Client’s sole remedy.

SECTION 4 – INVENTORY, ASSET PROTECTION, AND LOSS COMPENSATION

4.1 Weekly Inventory. The Service Provider shall conduct a full weekly inventory check and deliver an accurate weekly inventory report (Los Angeles time) reflecting quantity, serial numbers, rack location, configuration and status.

4.2 Audit Rights. The Client (and its designated auditors) may conduct regular or ad hoc audits. The Service Provider shall provide full cooperation and access.

4.3 Advance Compensation (Cash). Any missing equipment or unexplained discrepancy attributable to the Service Provider’s management or control shall be cash-compensated within seven (7) business days at fair market value, without waiting for insurance recovery.

4.4 Prohibited Acts. No unauthorized equipment movement, pool redirection, configuration changes, or log deletion. Any such act constitutes Material Breach and triggers double-loss compensation for diverted hashrate revenues.

4.5 Sanctions, OFAC, and AML Compliance; Prohibited Hashrate Redirection.

The Service Provider represents, warrants, and covenants that all operation and maintenance activities, including hashrate management, pool configuration, and wallet designation, shall be conducted in full compliance with applicable U.S. sanctions laws, regulations, and requirements, including those administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (OFAC), as well as applicable anti-money laundering (AML) laws.

The Service Provider shall not, directly or indirectly, redirect, switch, allocate, or cause any hashrate, mining output, or associated rewards to be connected to or processed through any mining pool, wallet, address, entity, or jurisdiction that is subject to U.S. sanctions, restricted party lists, or AML prohibitions.

Any violation of this Section shall constitute a Material Breach.

SECTION 5 – DATA OWNERSHIP, CYBERSECURITY, AND ACCESS

5.1 Data Ownership. All logs, configurations, credentials, records, reports, and operational data are the Client’s exclusive property.

5.2 Real-Time Access. The Client shall have real-time access to dashboards, monitoring tools, and relevant systems. The Service Provider shall not restrict access.

5.3 Cybersecurity Controls. The Service Provider shall maintain cybersecurity controls and incident response consistent with industry standards and public-company cyber-risk expectations, including log retention and integrity safeguards. All data, credentials, logs, and system access rights are and shall remain the exclusive property of Client. Service Provider shall not delete, alter, or restrict access to logs. Any cybersecurity incident shall be reported to Client within twenty-four (24) hours, with a written remediation report delivered within seventy-two (72) hours.

SECTION 6 – FEES, BILLING, DISPUTES, AND SETOFF

6.1 O&M Fee. USD 0.0025/kWh based on the final utility bill for the month.

6.2 Conditional Payment. Payment is conditioned upon timely/accurate weekly inventory reports and a monthly KPI confirmation packet.

6.3 Disputes. The Client may withhold disputed amounts in good faith while paying undisputed portions. No service suspension for good-faith disputes.

6.4 Setoff. The Client may offset any service credits, penalties, third-party step-in costs, or other amounts due from the Service Provider against amounts otherwise payable.

SECTION 7 – STEP-IN RIGHTS, BUSINESS CONTINUITY, AND TRANSITION

7.1 Step-In. The Client may step in, assume control, or appoint replacement operators upon Material Breach, systemic KPI/SLA failure, safety risk, or as otherwise set forth in Exhibit A.

7.2 Cooperation. The Service Provider shall fully cooperate, provide access, and not obstruct step-in.

7.3 Transition Assistance. Upon termination/expiration, the Service Provider shall provide transition assistance for at least thirty (30) days (or longer if reasonably requested) including documentation, credential handover, and knowledge transfer.

SECTION 8 – REPRESENTATIONS, WARRANTIES, AND REGULATORY COVENANTS

8.1 Compliance. The Service Provider represents compliance with applicable laws, permits, OSHA requirements, and industry standards.

8.2 No Related-Party Evasion. The Service Provider represents it is not acting to evade disclosure obligations and will provide information reasonably requested for related-party and conflict checks.

8.3 Cooperation. The Service Provider acknowledges this Agreement may be a “material contract” and agrees to provide reasonable cooperation for S-1/10-K/10-Q disclosures, PCAOB audit support, and regulatory inquiries.

SECTION 9 – Mandatory System and Site Handover upon Termination or Material Breach

Upon termination of this Agreement for any reason, or upon the occurrence of a Material Breach by the Service Provider, the Service Provider (including JWT, if applicable) shall, without condition or delay, and in any event within twenty-four (24) hours, fully cooperate with Client to effect an orderly transition and handover, including but not limited to:

(a) the immediate transfer and delivery of all system root access, administrator credentials, private keys, passwords, management accounts, APIs, dashboards, and control interfaces relating to the Facility, systems, networks, miners, power, cooling, security, monitoring, and data;

(b) the surrender of all physical access means, including keys, badges, cards, codes, locks, and other access devices;

(c) reasonable and active assistance to Client and/or Client’s designated replacement service provider to enable uninterrupted assumption of operational control.

Failure to comply with this Section shall constitute a Material Breach, entitle Client to immediate step-in rights, and be subject to all remedies available at law or in equity, including injunctive relief, without prejudice to Client’s rights to damages or indemnification.

SECTION 10 – INSURANCE AND WORKFORCE SAFETY

10.1 Service Provider Insurance. The Service Provider shall maintain at its expense: The Service Provider shall maintain at its expense:

(a) Commercial General Liability with limits not less than USD 2,000,000;

(b) Workers’ Compensation (Texas compliant) with limits not less than USD 2,000,000;

(c) Professional Liability / Errors & Omissions (E&O) with limits not less than USD 1,000,000, and provide certificates upon request;

(d) Crime / Employee Dishonesty Insurance with limits not less than USD 2,000,000, covering theft, fraud, misappropriation, or other dishonest acts by the Service Provider’s employees or agents.

The Client shall be named as an additional insured and/or loss payee, and all such policies shall include a waiver of subrogation.

Failure to maintain any required insurance shall constitute a Material Breach. Client must be notified in writing at least thirty (30) days in advance of any policy cancellation or material modification.

10.2 Performance Bond

The Service Provider (including JWT, if applicable) shall, within [●] days of the Effective Date, procure and maintain a performance bond in favor of the Client in the amount of USD 100,000, issued by a reputable surety acceptable to the Client.

Such performance bond shall secure the Service Provider’s faithful performance of this Agreement, including obligations relating to asset protection, access control, and prevention of internal theft or misconduct.

Client may draw upon the performance bond, in whole or in part, in the event of the Service Provider’s breach, negligence, misconduct, or failure to comply with this Agreement, without prejudice to any other remedies available to Client.

10.3 Workforce Responsibility

The Service Provider is the sole employer of its personnel and bears all liabilities relating to injury, death, workers’ compensation, employment claims, and labor disputes involving its workforce.

SECTION 11 – FORCE MAJEURE AND RISK MITIGATION

11.1 Force Majeure excludes events that could have been reasonably prevented or mitigated through redundancy, backup systems, preventive maintenance, or commercially reasonable practices.

11.2 Force Majeure shall not excuse inventory reporting, data protection, access handover, or step-in cooperation obligations.

SECTION 12 – GOVERNING LAW, ARBITRATION, AND EQUITABLE RELIEF

12.1 Governing Law: Texas.

12.2 Arbitration: AAA Commercial Rules; seat in Texas.

12.3 Injunctive Relief: Either Party may seek interim injunctive relief to protect assets, data, or continuity.

SECTION 13 – SEC / IPO / AUDIT COOPERATION AND DISCLOSURE

13.1 Disclosure Acknowledgment. The Service Provider acknowledges the Client may disclose this Agreement and associated risks in public filings, including risk factor disclosures relating to reliance on third-party O&M services.

13.2 Record Support. The Service Provider shall provide reasonable records, logs, invoices, and attestations needed for audit support and due diligence.

SECTION 14 – MISCELLANEOUS

14.1 Entire Agreement; Amendments in writing; Severability; Counterparts; Survival of key provisions.

The remainder of this page is intentionally left blank.

This page is the signature page of the Operation and Maintenance Service Agreement.

IN WITNESS WHEREOF, the Parties have executed this Operation and Maintenance Service Agreement as of the dates set forth below.

SERVICE PROVIDER:

JWT TECHNOLOGY INC.

By:	/s/ Jikai Chen
Name:	Jikai Chen
Title:	President
Date:	June 1, 2025

CLIENT:

YOUR CHOICE DOUBLE DZ INC.

By:	/s/ Gang Lin
Name:	Gang Lin
Title:	Authorized Signatory
Date:	June 1, 2025

EXHIBIT A – KPI, SLA, SERVICE CREDITS, PENALTIES & INCENTIVES

A.1 Measurement & Verification

●	Data Sources:

Mining pool/API; facility monitoring dashboards; power and cooling telemetry; access-control logs.

●	Log Retention:

At least 180 days of immutable logs; CCTV retention not less than 180 days.

●	Time Standard:

All KPI measurements are based on Texas time (CST/CDT) and calculated from 00:00:00 on the first day to 23:59:59 on the last day of the Settlement Period.

●	Disputes:

In the event of a billing dispute, Client shall pay the undisputed portion, and the disputed portion shall be suspended pending resolution.

●	Adjustments:

Any retroactive adjustment shall be permitted only within sixty (60) days of the applicable billing period.

A.2	KPI-1: Hashrate Uptime

A.2.1 Hashrate Availability (Time-Weighted)

●	Formula (Settlement Period)

Hashrate Availability for any Settlement Period shall be calculated on a time-weighted basis as follows:

Hashrate Availability (%) =

Where:

●	(a) t means each Measurement Interval within the Settlement Period;

(b)	T means the total number of Measurement Intervals within the Settlement Period net of Excluded Downtime; and

(c)	Effective Hashrate in any interval shall be capped at the Contracted Hashrate for calculation purposes and shall not exceed the Contracted Hashrate under any circumstances.

A.2.2 Measurement Interval and Settlement Period

●	Unless otherwise agreed in writing:

●	Measurement Interval: 5 minutes

●	Settlement Period: One calendar month

●	Client may change the Measurement Interval (not less than 1 minute and not more than 60 minutes) upon written notice, provided that such change shall apply prospectively.

A.3 Authoritative Data Source (Source of Truth)

A.3.1 Designated Mining Pool Data Prevails

(a)	Hashrate Availability shall be determined exclusively based on data obtained from the following Designated Mining Pool(s) and their official API/dashboard records: [AntPool].

(b)	Hosting Provider’s internal monitoring systems shall be non-authoritative and may be used solely for diagnostic and operational purposes.

(c)	In the event of any discrepancy, Designated Mining Pool data shall prevail.

(d)	Customer may add, remove, or replace any Designated Mining Pool by written notice. Any such change shall apply prospectively from the effective date stated in such notice.

A.3.2 Pool Data Unavailability (Fallback Rule)

If Designated Mining Pool data is unavailable for reasons not attributable to Customer for more than [60] minutes in aggregate within a Settlement Period, the Parties shall use:

(i)	the pool’s historical export/report function (if available); or

(ii)	a mutually agreed third-party data snapshot.

●	If neither is available, Customer’s data records shall control.

A.4 Excluded Downtime

A.4.1 Definition and Evidence Standard

●	Excluded Downtime shall be excluded from both the numerator and denominator of the Hashrate Availability calculation only if Hosting Provider provides verifiable evidence sufficient for audit purposes, including (as applicable):

●	Utility / ISO notices

●	Curtailment dispatch instructions

●	Tickets

●	Time-stamped logs

●	Written Customer instructions

●	Such evidence shall be submitted within [5] business days after month-end as part of the Monthly KPI Pack.

A.4.2 Excluded Downtime Categories (Refined)

Excluded Downtime includes:

(i) Grid operator or utility-mandated curtailment (e.g., ERCOT / SPP / PJM programs) with written dispatch evidence;

(ii) Scheduled utility maintenance with prior written notice;

(iii) Force Majeure events as defined in the Agreement (subject to the Agreement’s “preventable events” exclusions);

(iv) Downtime expressly instructed in writing by Customer; and

(v) Mining pool outages not attributable to Hosting Provider.

A.5 Reconciliation, Audit Trail & Dispute Resolution

(a) Monthly KPI Pack:

Within [5] business days after month-end, Hosting Provider shall deliver a Monthly KPI Pack containing:

(i) pool API exports for each Measurement Interval;

(ii) calculation workbook;

(iii) incident tickets and timestamps; and

(iv) Excluded Downtime evidence.

(b) Customer Review:

Customer shall have [10] business days to review and either confirm or dispute in writing.

(c) Dispute Handling:

Pending resolution, Customer shall pay undisputed amounts; disputed portions may be withheld without service suspension.

(d) Audit Rights:

Customer and its auditors may audit the KPI Pack and underlying records.

Records retention: ≥ 730 days.

A.6 KPI-1 Performance Standards & Remedies

Standard: Monthly average Uptime ≥ 97% Service Credit:

If Uptime < 98% and ≥ 95.0%, Client receives a 5% fee reduction for that month.

Enhanced Deduction:

If Uptime < 95.0%, fee reduction = 5% + (3% × each full 1.0% below 95.0%).

Material Breach:

(i) Uptime < 93.0% for two consecutive months; or

(ii) Uptime < 90.0% in any month.

A.7 SLA – Incident Response & MTTR

●	P0 (Full facility outage / power interruption / critical security event):

Respond ≤ 30 minutes; restore ≤ 4 hours.

●	P1 (Rack / zone outage or material degradation):

Respond ≤ 1 hour; restore ≤ 12 hours.

●	P2 (Single miner failure / routine incident):

Respond ≤ 2 hours; restore ≤ 24 hours.

●	Delay Penalty:

For any restoration beyond the SLA restoration time (excluding approved maintenance), deduct USD 50 per hour.

A.8 KPI-2: On-Site Staffing & Availability

●	Attendance Standard: ≥ 99% during scheduled coverage hours.

●	Unauthorized absence: USD 500 per incident per person; Client may require immediate personnel replacement.

A.9 KPI-3: Reporting & Accuracy

●	Weekly Inventory Report: Due weekly; accuracy 100% (quantity, serial, rack location, status).

●	Monthly KPI Pack: Due within 5 business days after month-end.

●	Any false, misleading, or materially incomplete report constitutes a Material Breach.

A.10	Step-In Trigger & Third-Party Costs

●	If the Service Provider fails to provide a substantive response within 72 hours after notice of a material incident, Client may appoint third-party support.

●	All reasonable third-party costs shall be payable by Service Provider and/or may be offset.

A.11 Incentives

●	If all KPI are met for three consecutive months and no material breach occurs, Client may grant up to 5% monthly fee incentive.